Exhibit 99.1

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JANUARY 10, 2014 / 01:30PM  GMT, PMC - Update to PharMerica Corporation 2014 Guidance

CORPORATE PARTICIPANTS

Cynthia Archer PharMerica Corporation - Manager of Treasury and Risk
Greg Weishar PharMerica Corporation - CEO
David Froesel PharMerica Corporation - EVP, CFO and Treasurer

CONFERENCE CALL PARTICIPANTS

 Glen Santangelo Credit Suisse - Analyst
 Brendan Strong Barclays Capital - Analyst
 Robert Willoughby BofA Merrill Lynch - Analyst
 Charles Rhyee Cowen and Company - Analyst
 Mike Petusky Noble Financial COmpany - Analyst
 Steven Valiquette UBS - Analyst
 Frank Morgan RBC Capital Markets - Analyst

 PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the update PharMerica Corporation 2014 guidance call. My name is Sharon and I will be your operator for today. At this time all participants are in listen-only mode. We will conduct a question-and-answer session towards the end of this conference. (Operator Instructions). As a reminder, this call is being recorded for replay purposes.

I would like to turn the call over to Cynthia Archer, Manager of Treasury and Risk. Please proceed, ma'am.

Cynthia Archer - PharMerica Corporation - Manager of Treasury and Risk

Thank you, Sharon. Good morning everyone. Welcome to the conference call to discuss PharMerica's preliminary guidance for fiscal year 2014 and our ongoing restructuring initiatives.

On the call with me today are Greg Weishar, Chief Executive Officer, and David Froesel, Executive Vice President, Chief Financial Officer and Treasurer.

During this call we will be making certain forward-looking statements. We want to remind you that there are many risks and uncertainties that could cause our actual results to differ materially from our current expectations in addition to the risks and uncertainties discussed on this morning's press release and in the comments made during this conference call. More detailed information about the additional risk and uncertainties may be found in our SEC filings including our annual report on Form 10-K and quarterly report on Form 10-Q.

Copies of these documents may be obtained from the SEC or by visiting the Investor Relations section of our website. PharMerica assumes no obligation to update the matters discussed on this call.

And now at this time I would like to turn the presentation over to Greg.

Greg Weishar - PharMerica Corporation - CEO

Thank you, Cynthia. Good morning everyone and thanks for joining us for the call. With me today is Dave Froesel, Chief Financial Officer. We will be available after my prepared remarks to answer any questions you may have.

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JANUARY 10, 2014 / 01:30PM  GMT, PMC - Update to PharMerica Corporation 2014 Guidance

I want to begin by providing a brief update on 2013 performance. I am pleased to be able to reaffirm full-year 2013 guidance which we provided on November 5. As a reminder, for the full year 2013, we expect revenue to be in the range of $1.7 billion to $1.725 billion and adjusted diluted earnings per share of $1.71 to $1.76. Cash flow from operations is expected to be in the range of $120 million to $130 million.

2013 has been a strong year for PharMerica. Let me give you some highlights. We strengthened our competitive position, we have completed several acquisitions that will soften the impact of Kindred and Golden bed losses. We have made strategic investment in Onco360 that gives us market entry into the large and fast-growing specialty oncology pharmacy market. We developed a strategic partnership with Innovatix to position us for changes that are occurring in the healthcare delivery system. We have successfully implemented a direct generic drug purchasing program. This will provide ongoing buy-side benefits over the next several years.

We entered into the specialty -- we entered the specialty home infusion market with the acquisition of Amerita and excluding Kindred and Golden Living, we generated net organic bed growth for the second half of 2013, a trend we expect to continue into 2014.

We look forward to providing you with a full update on our 2013 results and performance at the regularly scheduled earnings call in late February.

Now let's turn to preliminary guidance for 2014. As outlined in the press release, we issued earlier this morning for the full year 2014 we expect revenue in the range of $1.67 billion to $1.72 billion and adjusted earnings per share in the range of $1.35 to $1.50. Please note that preliminary 2014 revenue guidance includes 100% of expected Onco360 results and 2014 adjusted earnings per share guidance includes 37.5% of Onco360 adjusted diluted earnings per share. Onco360's 2014 revenue forecast is $170 million.

Importantly, preliminary 2014 guidance does not include the effect of any acquisitions. We expect significant upside to come from acquisitions and I'll talk about our M&A strategy in further detail in a moment.

Given the loss of the Kindred and Golden contracts -- Golden Living contracts, we view fiscal 2014 as an important transitional year for the Company. There are a number of factors that position us to build meaningful value for our shareholders, customers and employees. In fact, we expect 2015 to be in line with or better than our 2013 financial results.

Let me explain why. First and foremost, we see a significant opportunity for acquisitions. We will make targeted acquisitions that are consistent with our strategic blueprint and satisfy our strict financial criteria. We are committed to pursuing these kinds of opportunities in an aggressive manner while continuing to be disciplined and opportunistic. We seek to add yearly $100 million in annual revenues through acquisitions.

The recent addition of Chris Schaefer to the PharMerica senior leadership team reflects our strong commitment to grow through acquisitions.

As I discussed earlier, our recent investment in Onco360 reflects our focus on pursuing diversified growth opportunities in key markets and is another reason why we are so excited about 2015 and beyond. With Onco360, we are creating a unique national oncology pharmacy and care management platform. We believe Onco360's revenue growth will grow rapidly over the next several years.

Next, PharMerica's partnership with Innovatix which I mentioned earlier positions us strongly to capitalize on changes in the healthcare system. With the implementation of the Affordable Care Act, ACOs will play an important role in coordinating patient care. The Innovatix partnership puts PharMerica in a sweet spot to exploit this emerging market opportunity.

Other Company specific factors that will position PharMerica to drive growth and deliver strong financial results in 2015 and beyond include improving sales productivity, an increased ability to source generics directly from manufacturers which improves purchasing economics, and other supply chain initiatives. Additionally, we also expect macro factors will positively impact our business over the next several years. These macro factors include favorable demographic trends including an aging population, an increased number of brand to generic conversions, and continued brand drug price inflation.

Steps we are taking today combined with these positive industry trends ensure that PharMerica can and will create even more value as we move forward. I'm excited about the future for our Company and am confident we will have fully managed through the loss of Golden and Kindred in 2015.

Also I want to take a moment now to provide an update to the restructuring program. As you know, the Company has been taking steps to right size its cost structure in order to optimize operational efficiency and to ensure that we will remain well-positioned and appropriately structured for sustainable long-term growth.

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JANUARY 10, 2014 / 01:30PM  GMT, PMC - Update to PharMerica Corporation 2014 Guidance

We expect to achieve approximately $50 million in annualized savings. A large portion of that savings will come from reduction in labor costs. These savings which will occur throughout the year will be fully realized in the fourth quarter of 2014. The Company will incur approximately $4 million in restructuring charges primarily related to severance and other one-time expenses.

The Company initially recorded some of this restructuring expense in the third quarter of 2013 and the remainder will be recorded in the fourth quarter of 2013 and throughout 2014. The end result will be a leaner organization that better reflects current client base and strategic priorities. We will continue to adjust our workforce and facility plans to meet anticipated business needs.

In summary, we continue to make progress on our goals. We are confident we are heading in the right direction. We have a solid business strategy and are extremely optimistic that we'll show further improvement and drive growth in 2015.

Before opening the call to your questions, I want to reiterate that we are here to discuss preliminary 2014 guidance as announced this morning. We will provide a full update on the fourth-quarter and full-year 2013 results at the regularly scheduled conference call in late February. On that call we also will provide additional guidance metrics for 2014.

Finally, I also want to quickly remind everyone that we will be presenting at the JPMorgan Healthcare Conference on January 16 and I hope to see many of you there. So with that, I'll turn it back over to Sharon for our Q&A.

QUESTION AND ANSWER

Operator

(Operator Instructions). Glen Santangelo, Credit Suisse.

Glen Santangelo - Credit Suisse - Analyst

Yes, thanks and good morning. Greg, I just wanted to get a quick update on Golden Living. Could you maybe give us a little bit more detail with respect to the bed runoff, where we are, how much of it came off in 2013 and is there any left to sort of run off in 2014?

And then maybe as a follow-up to that, you are clearly not building in any acquisitions for 2014 but ultimately do you think -- based on your comments, it kind of sounds like you are confident that you should be able to do at least $100 million worth of acquisitions in 2014?

Greg Weishar - PharMerica Corporation - CEO

Okay, so let me address those two, Glen, good morning. You know, the Golden situation has been one of they are going to take beds, they pull them back. In our budget for 2014 our preliminary guidance, we assume that all the Golden beds will be gone. I think Dave, third quarter if I'm not mistaken.

David Froesel - PharMerica Corporation - EVP, CFO and Treasurer

Right.

Greg Weishar - PharMerica Corporation - CEO

So as far as what we saw in 2013, we lost roughly year-to-date year-end 2013 roughly 50% of those beds. So we will see another 50% of those roughly go away broad strokes, Glen, okay.

Glen Santangelo - Credit Suisse - Analyst

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JANUARY 10, 2014 / 01:30PM  GMT, PMC - Update to PharMerica Corporation 2014 Guidance

Okay, so 50% goes away in the first half?

Greg Weishar - PharMerica Corporation - CEO

I would say 50% would go away in the first -- 50% of the remaining will go away in the first half and then the rest will follow in the third quarter probably.

Glen Santangelo - Credit Suisse - Analyst

Okay.

Greg Weishar - PharMerica Corporation - CEO

Okay?

Glen Santangelo - Credit Suisse - Analyst

Yes.

Greg Weishar - PharMerica Corporation - CEO

As far as acquisitions go, we do have confidence that we're well-positioned to continue to make some acquisitions and we have a larger platform upon which we are looking. We have the specialty home infusion piece which we didn't make in 2013 but we're confident that we'll find some opportunities in 2014 as well as we see a fairly goodly number I guess is the best way of opportunities on the LTC side as well. So I think it is fair to say that we would be very disappointed if we didn't add on some acquisitions to our preliminary guidance at the end of the day.

Glen Santangelo - Credit Suisse - Analyst

Maybe if I just ask one last follow-up. With respect to your prime vendor agreement, it's obviously been some time since you signed that. We have seen the benefits within the gross margin but now you are talking about it sounds like you have the generic purchasing program in place. What percentage of the generics are you buying today and ultimately where you think you can get to in 2014 and 2015? I mean should we start thinking about that as being a potential material driver to gross margins as we look to 2014?

Greg Weishar - PharMerica Corporation - CEO

Well, the answer is simple -- the simple answer is it will improve drive margins all things being equal. Recall that that program just started in October of 2013 so not only do we get the full year of that effect next year in 2014, we also get to increase our expenditures on direct purchasing in 2014 fourth quarter. So I think if you look at over the next three years, we will see increasing value in terms of our ability to buy direct.

So at the end of 2016 I believe, Dave, then we will be able to be buying 100% to the extent that we choose to do so of our generics on a direct basis. So it is a good tailwind absolutely.

Glen Santangelo - Credit Suisse - Analyst

Okay, thanks very much.

Operator

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JANUARY 10, 2014 / 01:30PM  GMT, PMC - Update to PharMerica Corporation 2014 Guidance

Brendan Strong, Barclays.

Brendan Strong - Barclays Capital - Analyst

Hey, good morning. So first to follow up on Golden Living, just to maybe get some additional numbers around those. In the first quarter of 2013, you disclosed that those were 8% of scripts so are we thinking those are about 4% of scripts today?

Greg Weishar - PharMerica Corporation - CEO

Broad strokes, correct, Brendan. It's pretty fluid right now but that is a good estimate.

Brendan Strong - Barclays Capital - Analyst

And you expect -- and just the other thing around that, you expect to keep most of that through the third quarter of 2014 and then there is a cliff or it comes off over time?

Greg Weishar - PharMerica Corporation - CEO

No, the way we see the cards being laid out today is that we're going to lose a large portion in the first quarter of that, call it 50%, okay, of that remaining. And then probably over the -- by October of 2014, I think we anticipate it will all be gone. So again, it never goes according to how the way we look at it but I think it is safe to say that Golden seems pretty committed to getting all those beds out in 2014. So there may be some delays but at the end of the day our budget and our guidance looks at it as we're going to lose roughly 50% of the remaining in the first quarter -- or excuse me yes, the first quarter and the rest during the next second and third quarter. By the end of the third quarter they will all be gone.

Brendan Strong - Barclays Capital - Analyst

Okay. That's helpful. The revenue guidance I think is clearly ahead of what we were expecting. I think it is ahead of what most people were expecting. Can you give us some sense for what some of the bigger drivers were because with call it 8% to 9% of your revenue going away with Kindred as of January 1, another almost 4% with Golden Living, how do you backfill so much of that without acquisitions? You mentioned Onco360 but what else is in there that is helping the revenue line?

Greg Weishar - PharMerica Corporation - CEO

Well, if you look at just the core and which is kind of what you are referring to, one of the biggest drivers clearly is the fact that brand drug inflation which is roughly over 70% of our total revenues, so brand drug inflation is going up 10% plus a year, so that is a big number right there. So that is part of it.

The other piece of it is we've made -- I don't know, three or four smaller acquisitions this year to offset some of the Kindred losses and those we will get the full effect of those next year. You mentioned the Onco360 piece. We have $170 million of revenue in that. We've got Amerita which is growing nicely. So it is a combination of a number of things and organic bed growth is absolutely something we can't forget about either because as we make acquisitions on top of organic bed growth, we see accelerated value there I guess is the best way to put it.

Brendan Strong - Barclays Capital - Analyst

Okay. And then and I apologize I definitely want to ask you this one and I probably have a few more and maybe I can get back in the queue I don't know how you want to handle it. But the $50 million in savings, this is an enormous number right. It's 300 basis points of margin. I just -- what does that include? You mentioned that it includes labor cost but does that also include some of the savings from Amerisource? Does this include some of the synergies you expect from some of the deals for example like Onco360 or the other transaction you announced this morning? How do we get to that $50 million number?

David Froesel - PharMerica Corporation - EVP, CFO and Treasurer

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JANUARY 10, 2014 / 01:30PM  GMT, PMC - Update to PharMerica Corporation 2014 Guidance

Yes, this is Dave. That $50 million -- again keep in mind that is $50 million on an annualized basis by the time we finish the fourth quarter of 2014. That does not mean there will be $50 million that will be booked to the P&L in 2014. But what it primarily consists of foremost is taking out labor across all functions within the Company, not only the pharmacies that were impacted by the loss of Kindred and Golden volume but it also includes taking out labor at the corporate headquarters, back-office functions. There was no area within the Company that was left untouched.

And then we also took a hard look at some of our fixed cost at both the pharmacies and at the corporate headquarters and we took actions to reduce some of the fixed cost.

Brendan Strong - Barclays Capital - Analyst

But does that $50 million also include -- because I mean the expectation around the Amerisource contract was going to be $30 million to $40 million in savings and you generated some of that in 2013; the expectation is there was more to come in 2014 and 2015. Is that part of that $50 million? Or is that in addition to it?

David Froesel - PharMerica Corporation - EVP, CFO and Treasurer

That's in addition to it and you have got to also keep in mind some of the $50 million for example -- to help you add a little more color and better understand it is and all give you a real good example is if we -- if a pharmacy lost 50% of its prescriptions because of the loss of Kindred and Golden beds, then beside labor coming out, there is other costs that go down for example delivery expense and delivery expense is a meaningful expense associated with the organization. So it is labor, it is delivery, it's overhead cost and some fixed cost across the Company. It has nothing to do with AmerisourceBergen contracts or arrangements.

Brendan Strong - Barclays Capital - Analyst

I mean, with that, these numbers are so big -- I mean are you trying to suggest that your guidance is conservative or is this like what you view as ultimately reasonable for 2014?

David Froesel - PharMerica Corporation - EVP, CFO and Treasurer

What we are communicating today is preliminary. We will release our year-end and fourth-quarter earnings and update our final guidance the last week in February. At that time we'll have better numbers, sharpen our pencil and we will come back with refined guidance at that time. But we felt it was important to get something out to the Street and the investors on a preliminary basis so you can kind of see what direction we're heading in. And more importantly also as you've mentioned in of the earlier call, none of these numbers include any M&A activity. This is just the core business without any acquisition activity.

And then acquisition activity is in large part going to fill the void in terms of the volume that we lost with Golden and Kindred. And what we are also extremely excited about is Onco360. There is $170 million of revenue that is going to be booked in the P&L in 2014 and we expect Onco360 within the next two to three years to be a meaningful driver on not only the top line but the bottom line at PharMerica.

Brendan Strong - Barclays Capital - Analyst

So just two quick follow-up questions and I'll be done. Onco360, what kind of margin does that generate today? Where do you think it goes?

Greg Weishar - PharMerica Corporation - CEO

All right, we have told everyone -- I mean I think if you look at the specialty pharmacy industry you are going to see 3% to 5% margins and this is operating margin. So to that extent, we are going to see margin pressure on our overall book with regards to the growth in OncoMed or Onco360.

On the other side of the coin, we are seeing growth, double-digit growth on the home and specialty home infusion and those margins are higher than our core margins. So if you think about we have got three business segments, the oncology specialty piece which is relatively 5% and lower. We have our LTC piece which we're 5% to 7% range and then the specialty home infusion piece which is roughly 8% to 12% call it in those numbers broad strokes.

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JANUARY 10, 2014 / 01:30PM  GMT, PMC - Update to PharMerica Corporation 2014 Guidance

So we are going to see some movement in our margins as a result of the growth in these different segments.

Brendan Strong - Barclays Capital - Analyst

Okay. My last question I think it is a quick one just when you are talking about earnings in 2015 being at least as good as 2013, you are saying you can get there excluding acquisitions or including this $100 million in acquisitions you can do each year?

David Froesel - PharMerica Corporation - EVP, CFO and Treasurer

Including acquisitions. We plan on doing a minimum of $100 million of annualized -- of acquisitions with annualized sales in 2014 and then another minimum of $100 million of acquisitions with annualized sales in 2015. So it includes acquisitions.

Now the key word here is annualized sales and these acquisitions they are going to come in lumpy throughout 2014 and 2015 meaning that some quarters will be more than other quarters but we do not intend on back-ending these things where traditionally it has been like in the fourth quarter of every year. We are working on this day in and day out as one of our highest, highest priorities.

Brendan Strong - Barclays Capital - Analyst

Very good. Thanks very much, guys.

Greg Weishar - PharMerica Corporation - CEO

You bet.

Operator

Robert Willoughby, Bank of America.

Robert Willoughby - BofA Merrill Lynch - Analyst

Thanks. Hey, Greg, what are your assumptions surrounding the remaining Kindred business, the hospital contract? Do you anticipate holding onto that one?

Greg Weishar - PharMerica Corporation - CEO

No, I think it's not appropriate, Bob, to speculate on that. At the end of the day, we have the contract. It runs through 2014 and we are in conversations with Kindred with regards to that contract and I think probably within the next -- I don't know three to six months we will be able to give you some guidance on that without basically talking during the middle of contract negotiations. So that is about all I can tell you.

Robert Willoughby - BofA Merrill Lynch - Analyst

Okay. That's fair. And would you hazard any cash flow or CapEx guidance for next year at this point? 2014?

David Froesel - PharMerica Corporation - EVP, CFO and Treasurer

Bob, this is Dave. We'll give out cash flow guidance in the last week in February but what I can tell you is regarding what we are seeing so far in the fourth quarter, it's early in the close process and what we are seeing right now on a very preliminary basis, our revenue for the fourth quarter 2013 looks like it's going to be north or exceed the high-end of our guidance for the fourth quarter.

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JANUARY 10, 2014 / 01:30PM  GMT, PMC - Update to PharMerica Corporation 2014 Guidance

As Greg mentioned earlier, the fourth quarter was strong in terms of organic bed growth and what I can also tell you, Bob, the cash flow guidance was $120 million to $130 million for 2013 and what I'm seeing now on a preliminary basis, we'll be well north of that.

Robert Willoughby - BofA Merrill Lynch - Analyst

Wonderful. And last question -- thanks for that, Dave -- last question just you are citing $100 million or so in acquisition contributions. Any revenue multiple you want to put on that for us to help us understand what the spend would be this year and next?

David Froesel - PharMerica Corporation - EVP, CFO and Treasurer

No. It's hard to say what the mix is going to be between the long-term care versus the specialty home infusion. If I had to guess sitting here today, the mix would probably be more heavily weighted toward the long-term care -- the long-term care beds versus the specialty infusion but it changes from week to week or month to month. So it's a guess right now. But we've got a lot in the pipeline.

Robert Willoughby - BofA Merrill Lynch - Analyst

Okay. Thanks, Dave, thanks, Greg.

Greg Weishar - PharMerica Corporation - CEO

You bet.

Operator

(Operator Instructions). Charles Rhyee, Cowen.

Charles Rhyee - Cowen and Company - Analyst

Yes, thanks, good morning guys. Just wanted a couple of clarifications first. Greg, did I hear you correctly at the beginning you were saying that in the second half of 2013 you expect to be net organic bed positive excluding Golden and Kindred?

Greg Weishar - PharMerica Corporation - CEO

Yes, that's correct.

Charles Rhyee - Cowen and Company - Analyst

Okay. And then --

Greg Weishar - PharMerica Corporation - CEO

Moving into 2014 as well. Excluding the Kindred losses we lost and the ongoing Golden losses. All of the Kindred beds are gone as we sit here today just to be clear.

Charles Rhyee - Cowen and Company - Analyst

Okay. And then the other clarification, when you said in the preliminary 2014 guidance, you said it includes the assumption of $100 million of acquisitions or it doesn't?

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JANUARY 10, 2014 / 01:30PM  GMT, PMC - Update to PharMerica Corporation 2014 Guidance

Greg Weishar - PharMerica Corporation - CEO

It does not. So the preliminary guidance is conservative from the context of an acquisition. We did not put any acquisitions into our guidance with the exception of the ones that we have completed.

Charles Rhyee - Cowen and Company - Analyst

Okay. And then on Onco360, we are booking 100% of the revenues and how much -- what is the minority interest amount that goes out sort of below the line?

David Froesel - PharMerica Corporation - EVP, CFO and Treasurer

We own 37.5%.

Charles Rhyee - Cowen and Company - Analyst

Okay. Then lastly just more broadly speaking, you are clearly getting a benefit on direct purchasing of generics and we have seen that in the numbers and you kind of outlined how that is going to evolve over the next couple of years. But looking broadly you are seeing these big coalitions of larger purchasers all merging together and arguably maybe generating even bigger economics. Is there a reason to be a direct buyer at some point for you guys or is it maybe not buying from Amerisource but joining as a partner into one of these larger purchasing entities? Does that make sense for you guys at some point? Have you looked at it?

Greg Weishar - PharMerica Corporation - CEO

Yes, we always -- clearly there is consortiums that are being formed and have been formed and we will continue to look for opportunities to combine our purchasing where it makes sense. People ask me about AmerisourceBergen and their new deal with the Walgreens and so forth. This is an evolving marketplace. I can tell you right now categorically that direct purchasing of generics the way we are doing it right now is our best solution as we sit here today.

But we've been clear if the landscape changes materially in a year, we'll change with it. I think the key element here is that we have flexibility to maximize our buy-side economics and we will continue to operate that way. So we have our eyes wide open but at this moment in time the way we are operating is maximizing the value that we have.

Charles Rhyee - Cowen and Company - Analyst

Okay. Then my last question it's actually around the restructuring, you kind of talked about looking at your fixed assets. Are we talking about closing down pharmacies?

Greg Weishar - PharMerica Corporation - CEO

We chose not to do that. We will not -- we have not in our plan we have not vacated any markets. Clearly we have cut back some of the operations in certain markets but we have no plans to vacate any market.

Charles Rhyee - Cowen and Company - Analyst

Okay. Great, thanks a lot, guys.

Operator

Mike Petusky, Noble Financial.

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JANUARY 10, 2014 / 01:30PM  GMT, PMC - Update to PharMerica Corporation 2014 Guidance

Mike Petusky - Noble Financial COmpany - Analyst

Hey guys, Mike Petusky. Greg, I just want to clarify, you guys are giving us a lot of good information here today. In terms of your 2014 organic bed growth expectation, essentially are you saying that you expect positive for the full year in 2014 ex the Golden runoff. Is that essentially what you are saying?

Greg Weishar - PharMerica Corporation - CEO

That's correct.

Mike Petusky - Noble Financial COmpany - Analyst

Okay.

Greg Weishar - PharMerica Corporation - CEO

That's correct.

Mike Petusky - Noble Financial COmpany - Analyst

And then just David, is there any I guess more specifics you can give in terms of how quickly the restructuring comes off say in the first or second quarter, how much of that expense comes off early in the year?

David Froesel - PharMerica Corporation - EVP, CFO and Treasurer

Well, a good portion of it will come off in the first half of 2014. Obviously with losing Kindred on January 1 we had to take actions as of January 1 to deal with the variable and some of the fixed cost there and then as we continued to lose the Golden facilities which Greg mentioned earlier which are a good part of that, half of those that remain will be lost in the first quarter.

So in large part, a good part of it in the first half. But we have got a lot of other things we are working on that is going to also reduce cost in the second half of the year. But the key is again, it is going to be around $50 million on an annualized basis by the time we hit the fourth quarter of 2014. I want to make sure everybody clearly understands that you cannot model in $50 million of savings into the 2014 P&L because it is going to build quarter to quarter to quarter.

Mike Petusky - Noble Financial COmpany - Analyst

Okay, great. And the other just the last thing that I am noticing you guys were very specific about calling this preliminary guidance but essentially saying that this was kind of a -- it feels like you are saying this is a baseline guidance and if there is going to be any movement at all when you guys come back in late February, the bias would be up -- not saying that you are committing to that but I mean is that a fair read on this that the $1.35 to $1.50 is a baseline and any movement would be potentially up?

David Froesel - PharMerica Corporation - EVP, CFO and Treasurer

Again, the $1.35 to $1.50 is preliminary. There is a lot of things that are taking place in the month of January with respect to re-enrollment within the Part D plans and so forth. So when we come back in late February, hopefully we are in that area where we are communicating today and if it is better than that, we will increase our guidance.

So I am not saying it is going to be better or worse but this is what we know at this point in time. We thought it was very, very important to get this preliminary information out there to the investment base rather than wait a couple of more months until we release in late -- last week in February.

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JANUARY 10, 2014 / 01:30PM  GMT, PMC - Update to PharMerica Corporation 2014 Guidance

Mike Petusky - Noble Financial COmpany - Analyst

Yes, absolutely. Thanks, guys. I appreciate it.

Operator

Steven Valiquette, UBS.

Steven Valiquette - UBS - Analyst

All right, thanks, good morning, guys. So, Greg, in some of our previous conversations several months ago you talked about potential for some good sized customer wins from competitors for 2014 that could offset some of the customer losses. So I guess I'm just curious if any of those came to fruition and is that material within the new guidance or is this something that could still happen and would be upside for 2014?

Greg Weishar - PharMerica Corporation - CEO

Well again, we get to net organic bed growth because we are anticipating some business coming in that's material. So the answer is that we have had some nice wins in 2013 and particularly the fourth quarter and we anticipate further wins throughout the year. Some of these contracts are pending, some of these contracts are not signed yet. But we are making progress. I think the key message here is we have made progress and are continuing to make progress in our sales and marketing and account management efforts.

So part of it is retention, the retention side, and part of it is the new sales side and we are doing a lot better job on both sides of that equation. So 2014, we anticipate net organic growth and we will -- we're not necessarily in the mode of announcing new clients when we sign them but we'll take mid-sized chains and take those as wins and move on and be very satisfied with that dimension.

Steven Valiquette - UBS - Analyst

Okay, that's helpful and then just quickly your other press release today, the BGS Pharmacy acquisition, just any additional color you have on the size of that deal either in terms of revenues or beds or scripts, EBITDA, just any of those that you haven't already provided would be helpful just to kind of frame the size of that? Thanks.

Greg Weishar - PharMerica Corporation - CEO

Call it roughly $20 million, $25 million in topline sales. We like the acquisition because the Vegas market was going to be impacted fairly severely by the Kindred bed losses so a large portion of that business is in Vegas. So it was an opportunistic investment for us and clearly a good acquisition.

Steven Valiquette - UBS - Analyst

Okay, that's great. Thanks.

Operator

Frank Morgan, RBC Capital Markets.

Frank Morgan - RBC Capital Markets - Analyst

Good morning. I want to go back to a comment that was made about you would be making fixed asset reductions and I think toward the end of the call you mentioned there really weren't any pharmacy closings. So could you go back and maybe kind of explain what you are talking about there? I guess I'm not quite following that.

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JANUARY 10, 2014 / 01:30PM  GMT, PMC - Update to PharMerica Corporation 2014 Guidance

David Froesel - PharMerica Corporation - EVP, CFO and Treasurer

There's certain fixed costs within the organization both at the corporate level, back-office functions and in some cases at the pharmacies where we can remove fixed cost. And give you an example, let's say we were operating in a 15,000 square foot pharmacy facility and that facility happened to be impacted by the loss of Golden and Kindred facilities and maybe we made the decision we didn't need to operate out of 15,000 square feet, maybe we only needed 6000 or 7000 square feet and just downsized the square footage associated with the facility which reduces your rent, utilities, taxes, etc.

But the key was we've consciously and it was very, very important made a decision not to exit any markets because we feel we can aggressively backfill that lost volume through both organic bed growth and M&A activity. So that should help kind of explain where some of this stuff is coming from.

Frank Morgan - RBC Capital Markets - Analyst

I got you. Okay, that's clear. And then one more and I'll hop. Just what are your basic underlying assumptions about generic pricing in your 2014 guidance? Where do you see those going? Thanks.

Greg Weishar - PharMerica Corporation - CEO

Part of our process that we go through every year when we are doing the budget is we kind of wait to see what happens in February. As you know the generic back pricing which is what I think you are referring to, Frank, is -- that kind of manifests itself in terms of what the impact is going to be on the run rate going forward. So we are looking at that.

We'll have that kind of detail better color on that when we announce our year-end results in our 2014 guidance in February. But I don't want to speculate right now because there is still -- obviously there is two dynamics there. It is not only the MAC pricing it is also the mix of business that you get between the different payers. So it is work in progress. That is a key dimension of what we looked at when we put our budgets together, Frank.

Frank Morgan - RBC Capital Markets - Analyst

Okay. That's fair. Thanks.

Operator

I would now like to turn the call over to Greg Weishar for closing remarks.

Greg Weishar - PharMerica Corporation - CEO

Thank you all for joining. I appreciate your questions and look forward to maybe hopefully catching up with some of you at JPMorgan. Happy New Year and have a good day. Thank you.

Operator

Thank you for joining today's conference. This concludes the presentation. You may now disconnect. Good day.

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JANUARY 10, 2014 / 01:30PM  GMT, PMC - Update to PharMerica Corporation 2014 Guidance

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